Exhibit 10.1

SUMMARY OF THE TERMS OF A
LEASE AGREEMENT CONCERNING EPSILOR-EFL LTD’S
FACILITY IN BEIT SHEMESH
Building number:                271.28.01-03
Leased area in square
meters (gross):                 1,975
Date of the agreement:                                                      As of December 31, 2017

TERMS OF THE AGREEMENT
between:                                Industrial Buildings Company, Ltd.
7 Totzeret Haaretz Street
Tel Aviv
Tel:  03-9070000
(hereinafter the “Company”)
and:                                        Epsilor-Electric Fuel Ltd.
P.O. Box 642
Beit Shemesh
Tel: 02-322484
Facsimile:  02-9906666
(hereinafter the “Lessee”)
Term of the Lease and Renewal Option
The lease period shall begin January 1, 2018 and end on December 31, 2023, with an option on the part of the Lessee to renew for an additional period of five years. The Company may notify the Lessee at least 45 days prior to the end of the term that the term will not be renewed for the additional period if the terms of this Agreement were not followed by the Lessee and/or the Security was not renewed.
Rent
The Lessee shall pay the Company on the 1st of each month the rent under this Agreement plus linkage differentials as specified below and VAT, the following:
(a)	During the initial lease period, NIS 48,387 per month.
(b)	During the option period, NIS 50,807 per month.
Linkage differentials:  the difference between New Index (as defined below) and the Basic Index (as defined below), divided by the Basic Index and multiplied by the amount of the rent under this Agreement.
Index:  the Consumer Price Index published by the Central Statistics Bureau
The Basic Index:  the index published on December 15, 2017
New Index:  The last index published before a payment date specified in this Agreement.

Security
In addition to a power of attorney given to the bank, the Lessee shall give the Company three promissory notes signed by the Lessee, one for three months’ of payments, one for six months’ of payments, and one for nine months’ of payments, and by guarantors approved by the Company. The Company shall be entitled to present these promissory notes in the event that the Lessee does not fulfill its obligations under this Agreement or does not vacate the Premises on time.
The Lessee will also provide a bank guarantee in the amount of NIS 180,932 [approximately $52,000].
Adequacy
The Lessee confirms that it has seen and examined the Premises and found no inadequacies.
Permits
The Lessee shall be responsible for obtaining all the permits necessary under the law to manage its business.
Maintenance of the Premises
The Lessee shall be responsible for the maintenance of the Premises and shall pay for any defects or damages caused to the Premises.
Assignment of Rights
The Lessee shall not be entitled to assign the rights grated to it under this Agreement.  Without derogating from the above, the Lessee shall not be entitled to permit others to use the Premises, except for an affiliated company or a subsidiary (hereinafter the “Transferee Company”), and subject to additional conditions that the Transferee Company shall sign this Agreement or a separate one and obtain guarantees.
The Company shall be entitled to assign its rights and duties, subject to the condition that the Lessee’s rights shall not be prejudiced.
Vacating of the Premises
The Lessee shall vacate the Premises at the end of the lease period.  Without derogating from the above, in the event that the Lessee does not vacate the Premises, it will pay the Company a fixed and pre-determined amount for each day of the delay, equal to double the amount paid per day of rental throughout the previous month, or the Company may choose to see the Lessee as choosing to continue to contract with the Company under a new lease period, and may raise the rent by 25% under that new agreement.
Termination of the Agreement
(a)	The parties agree that this Agreement shall be considered terminated in the event of any of the following:
1.	An order for the receipt of assets had been entered against the Lessee.
2.	A decision for the liquidation of the Lessee has been entered.
3.	A receiver for all or part of the Lessee’s assets has been appointed.

(b)	In addition to other remedies, this Company will be entitled to demand the immediate termination of the Agreement in the event of any of the following:
1.	The promissory note was not delivered
2.	The bank authorization letter [enabling foreclosure on the bank guaranty] or its termination were not delivered.
3.	The Premises were not used in accordance with this Agreement.
4.	The Lessee’s rights in the Premises were assigned to another.
5.	The Lessee’s debt to the Company was not paid within 10 business days.
6.	A nuisance to the public was created.
7.	The public premises were used in a manner that breeched this Agreement and/or zoning regulations were not adhered to and/or property taxes were not paid by Lessee.
(c)	In the event that this Agreement has been terminated, the Premises shall be vacated within 10 business days of the receipt of notification
(d)	This clause does not derogate from the Company’s rights in accordance with this Agreement or law
(e)	If the Lessee vacates the Premises, it shall not be entitled to any compensation and/or payment from the Company.
Payment on Behalf of the Lessee
(a)	The Company shall be entitled to make any payment on behalf of the Lessee.
(b)	The Company shall notify the Lessee about its intent to perform the above-mentioned payment.
(c)	The Lessee shall pay the Company back within 14 days of the receipt of the demand to do so, plus interest and linkage.
Taxes
The Lessee shall pay all taxes and government fees relating to the Lessee’s business and/or applicable to the Lessee or to the Premises during the term of the Lease.
Protected Tenant
The parties declare that the Lessee is not a Protected Tenant according to the Law for the Protection of Tenants, 5732-1972.
Legal Expenses
In event that the tenant does not vacate the Premises in accordance with this Agreement, the Lessee shall, in addition to all the other remedies under this Agreement and law, pay all the Company’s legal expenses regarding the vacation of the Premises.
Amendments to the Agreement
Any amendment to or waiver of the Company’s rights under this Agreement shall be made in writing by those authorized to sign on behalf of the Company.

Interest and Linkage
The Parties agree that for each late payment, the Lessee shall also pay the Company a linkage differential in regard to the late payment at an annual of 10% interest, from the date the debt was created until the date of repayment.
Value Added Tax
Any sum to be paid by the Lessee shall obligate the Lessee to pay VAT in accordance with its legal rate on the date of payment or its deposit.